EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the use in this Registration Statement on Form S-4 of our report dated January 26, 2009 relating to the financial statements of Hirsch Electronics Corporation as of November 30, 2008, 2007 and 2006 and for each of the years in the three year period ended November 30, 2008 which appear in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP
Newport Beach, California
February 12, 2009